UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): January 14, 2019

VICON INDUSTRIES, INC.

(Exact name of registrant as specified in its charter)

New York	001-07939	11-2160665
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

135 Fell Court, Hauppauge, New York	11788
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (631) 952-2288

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

CURRENT REPORT ON FORM 8-K

VICON INDUSTRIES, INC. (the “Company”)

January 14, 2019

Item 5.02 – Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(a) On January 14, 2019, Steven E. Walin and Warren J. White resigned as members of the Company’s Board of Directors and Audit Committee.

The resignations did not result from any disagreement with the Company concerning any matter relating to the Company’s operations, policies or practices.

Following the resignations, the Company has two members on its Board of Directors.

SIGNATURES

Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VICON INDUSTRIES, INC.

Date: January 14, 2019	By:	/s/ Saagar Govil
	Name:	Saagar Govil
	Title:	Chairman and Chief Executive Officer